Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm as “Experts” in the Registration Statement on Form S-4 of Encore Acquisition Company (the “Company”) for the registration of $150,000,000 of 6.25% Senior Subordinated Notes due 2014 and to the incorporation by reference therein of our report dated February 6, 2004, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Fort Worth, Texas
June 30, 2004